SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 26, 2006

Date of Report (Date of earliest event reported)

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 630, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-1992

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 26, 2006, the board of directors of RegeneRx Biopharmaceuticals, Inc. (the “Company”) approved an amendment to the Company’s Bylaws. Section 3.17 of the Company’s Bylaws is amended to read in its entirety as follows:

Section 3.17. Compensation. Compensation of non-employee directors for service on the board of directors and on any committees thereof, shall be set by resolution of the board. Employee directors shall not receive compensation for service on the board of directors.

Item 8.01 Other Events.

On July 26, 2006, the Company announced that, at the 2006 annual stockholders’ meeting held today, the Company’s stockholders elected six directors for the 2006 fiscal year, amended the Amended and Restated 2000 Stock Option and Incentive Plan to increase the number of shares of common stock available under the plan by 1.0 million shares, and ratified the appointment of Reznick Group, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2006. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 26, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

Date: July 26, 2006

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